Exhibit 24.1

                                POWER OF ATTORNEY

              Each person whose signature appears below appoints James K. Bass and Peter W. Harper, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 in connection with the offering by EFTC Corporation (formerly named "Electronic Fab Technology, Corp."), a Colorado corporation (the "Company"), with respect to the registration of 5,000,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), for issuance pursuant to the Company's 2000 Stock Option Plan, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause be done by virtue hereof.


Date:    November 16, 2000       /s/ James K. Bass
                                 -----------------------------------
                                          James K. Bass

Date:    November 16, 2000       /s/ Jack Calderon
                                 -----------------------------------
                                          Jack Calderon

Date:    November 16, 2000       /s/ Peter W. Harper
                                 -----------------------------------
                                          Peter W. Harper

Date:    November 16, 2000       /s/ James A. Doran
                                 -----------------------------------
                                          James A. Doran

Date:    November 16, 2000       /s/ Allen S. Braswell, Jr.
                                 -----------------------------------
                                          Allen S. Braswell, Jr.

Date:    November 16, 2000       /s/ Jeffrey W. Goettman
                                 -----------------------------------
                                          Jeffrey W. Goettman

Date:    November 16, 2000       /s/ Douglas P. McCormick
                                 -----------------------------------
                                          Douglas P. McCormick

Date:    November 16, 2000       /s/ Jose S. Medeiros
                                 -----------------------------------
                                          Jose S. Medeiros

Date:    November 16, 2000       /s/ Richard L. Monfort
                                 -----------------------------------
                                          Richard L. Monfort

Date:    November 16, 2000       /s/ John C. Walker
                                 -----------------------------------
                                          John C. Walker